UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas		75075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, ViewPoint Bank entered into severance agreements with executive officers Scott A. Almy, Charles D. Eikenberg and Thomas S. Swiley. The agreements are for a term expiring on October 29, 2013. On the first anniversary of the effective date, and on each anniversary thereafter, the term of the agreement will be extended for a period of one year, provided that the Bank has not given notice to the executive in writing at least 90 days prior to such anniversary date that the term of this agreement shall not be extended further. Under the terms of these severance agreements, for a period of one year following the executive’s involuntary termination of employment ViewPoint Bank will (i) continue to pay the executive’s base salary, as in effect on the termination date and (ii) provide to the executive, at ViewPoint Bank’s expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. The executive also shall be provided with reasonable outplacement services following an involuntary termination.

An involuntary termination means the termination of the executive’s employment (i) by ViewPoint Bank, without the executive’s express written consent; or (ii) by the executive by reason of a material diminution of or interference with the executive’s duties, responsibilities or benefits, including any of the following actions unless consented to in writing by the executive: (1) a requirement that the executive be based at any place other than Plano, Texas, or within a radius of 35 miles from the location of ViewPoint Bank’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to the executive other than as part of a Bank-wide reduction in staff; and (4) a reduction in the executive’s salary, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of ViewPoint Bank. Involuntary termination does not include termination for cause, retirement, death, disability, or suspension or temporary or permanent prohibition from participation in the conduct of ViewPoint Bank’s affairs under Section 8 of the Federal Deposit Insurance Act.

The severance payments are subject to the executive executing a general release. Amounts received by an executive with respect to services performed by the executive for others during the one year period following termination shall reduce the amounts payable by ViewPoint Bank under the terms of the severance agreement.

The foregoing is a summary of the material terms of the severance agreements and is qualified in its entirety by reference to the entire text of the agreements, the form of which is attached hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 — Form of Severance Agreement entered into between ViewPoint Bank and the following executive officers: Scott A. Almy, Charles D. Eikenberg and Thomas S. Swiley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	November 1, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Severance Agreement entered into between ViewPoint Bank and the following executive officers: Scott A. Almy, Charles D. Eikenberg and Thomas S. Swiley.